CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated December 3, 1997 (and all references to our firm) included in or made a part of Pioneer Growth Trust's (comprised of Pioneer Capital Growth Fund, Pioneer Equity-Income Fund and Pioneer Gold Shares) Post-Effective Amendment No. 8 and Amendment No. 9 to Registration Statement File Nos. 33-34801 and 811-06106, respectively.
                                                           ARTHUR ANDERSEN LLP


Boston, Massachusetts
Janauary 30, 1998